UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2012 (March 15, 2012)

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1103 United Success Commercial Centre 508 Jaffe Road, Causeway Bay Hong Kong
(Address of principal executive offices)

+852.3721.3668
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTIONS OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 15, 2012 Walter Hon-Chiu Lee was appointed principal financial officer and principal accounting officer. Mr. Lee replaces Cherry Ping-Wai Lim, who is also a member of our Board of Directors, in those positions. In replacing Ms. Lim, there were no disputes over our operations, policies, or practices.

Mr. Lee was selected for the foregoing positions as a result of his qualifications in accountancy, experience in financial management, and past experience with public companies in Hong Kong. Mr. Lee holds a Bachelor of Business Administration (Accounting) from the Chinese University of Hong Kong, is an Associate Member of the Hong Kong Institute of Certified Public Accountants, and a Fellow Member of the Association of Chartered Certified Accountants.

From May 1, 2008 to September 27, 2011, Mr. Lee was the Chief Financial Officer and Company Secretary of ITC Corporation Limited, a company listed on the Stock Exchange of Hong Kong.

From January 17, 2005 to April 30, 2008 he was an Executive Director of Paul Y. Engineering Group Limited, a company listed on the Stock Exchange of Hong Kong.

Prior to this, from February 18, 2003 through January 17, 2005, he was an Executive Director of PYI Corporation Limited, a company listed on the Stock Exchange of Hong Kong.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Surna Inc.

Compensation Arrangements

We have not entered into any compensation arrangements with Mr. Lee as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th of March, 2012.

SURNA INC.

BY:	/s/ Richard Clarke
Richard Clarke, President

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